                                                                    EXHIBIT 10.5

                                                                REDACTED VERSION

                                                                  EXECUTION COPY

          COLLABORATION AGREEMENT (the "Agreement"), dated as of January 1, 2001, between Quest Diagnostics Incorporated, a Delaware corporation, ("Quest Diagnostics") and SeraCare, Inc., a Delaware corporation ("Sera Care").
          ----------------------------------------------------------------------

     *** Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by an asterisk and has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and the Commission's rules and regulations promulgated under the Freedom of Information Act, pursuant to a request for confidential treatment. ***

     Quest Diagnostics is the owner and operator of clinical laboratories that perform various tests and examinations of material derived from the human body for the purpose of providing information for the diagnosis, prevention or treatment of disease, or the assessment of medical conditions. SeraCare is a collector, manufacturer and marketer of plasma based diagnostic products and tests. Quest Diagnostics and SeraCare wish to collaborate, on the terms and subject to the conditions set forth herein, to conduct certain business activities described more fully herein (the "Collaboration").

     On the date hereof, and as a material condition to Quest Diagnostics' execution and delivery of the Agreement, SeraCare shall issue and deliver to Quest Diagnostics a warrant to purchase certain shares of SeraCare common stock, par value $0.001 per share ("Common Stock"), substantially in the form of Exhibit A hereto (the "Warrant") and SeraCare shall enter into a Registration Rights Agreement, substantially in the form of Exhibit B hereto (the "Registration Rights Agreement").

     Certain capitalized terms used herein and not otherwise defined have the meanings set forth in Section 8.1.

     In consideration of the foregoing and of the mutual covenants and agreements set forth herein, the parties, agree as follows:

                                   ARTICLE I
                          SCOPE OF THE COLLABORATION
                          --------------------------

          Section 1.1  Disease State Positive Sera Business.
                       ------------------------------------

          (a)  Definition of the Business.  "Disease State Positive Sera
               --------------------------
Business" means selling and marketing sera that contains desired disease state antibodies for test kit manufacturers, control and proficiency manufacturers and other manufacturers in the medical equipment, including the in vitro diagnostics ("IVD"), industry.

          (b)  Quest Diagnostics Obligations.  From time to time, upon request
               -----------------------------
from SeraCare, Quest Diagnostics shall assist in fulfilling SeraCare customer requirements for disease state positive sera. Quest Diagnostics shall search its database for potential appropriate donors and where appropriate in the good faith judgment of Quest Diagnostics (i) contact such patient's physician to determine whether the patient is qualified to donate and whether the physician will apprise patient of the opportunity to donate, (ii) if the physician is willing to apprise the patient of the opportunity to donate, request the physician to provide patient with Quest Diagnostics contact information regarding donation and (iii) if the patient contacts Quest Diagnostics, further qualify patient and introduce the patient to SeraCare.

          (c)  SeraCare Obligations.  SeraCare shall be responsible for all
               --------------------
customer fulfillment obligations, including: compensating patients for collection, arranging, and reimbursing patients for, travel to SeraCare facility and any accommodations in connection with such travel; obtaining executed patient consents substantially in the form of Exhibit C hereto; screening and processing plasma in accordance with the requirements of Applicable Law, including screening for blood borne pathogens and any other screening that may be required under Applicable Law or by Meridian Diagnostics, Inc. ("Meridian") or any other end user; forwarding processed plasma to customers; all billing and collection activities; and implementing marketing and sales efforts in the Disease State Positive Sera Business.

          Section 1.2  Disease State Negative Sera Business.
                       ------------------------------------

          (a)  Definition of the Business.  "Disease State Negative Sera
               --------------------------
Business" means selling and marketing of sera that does not contain any disease state antibodies for test kit manufacturers, control and proficiency manufacturers and other manufacturers in the medical equipment, including the IVD, industry.

          (b)  Quest Diagnostics Obligations.  Quest Diagnostics shall have no
               -----------------------------
obligations relating to the Disease State Negative Sera Business except for any general obligations specifically set forth elsewhere in this Agreement regarding cooperation.

          (c)  SeraCare Obligations.  SeraCare shall be responsible for all
               --------------------
customer fulfillment obligations, all billing and collection activities, and implementing marketing and sales efforts in the Disease State Negative Sera Business.

          Section 1.3  Specimen Remnant Business.
                       -------------------------

          (a)  Definition of the Business. "Specimen Remnant Business" means the
               --------------------------
selling and marketing of blood remnants to test kit manufacturers and other medical device manufacturers, researchers and universities; other than (i) sales of remnants to genomic companies in which Quest Diagnostics has or takes an equity investment or with which Quest Diagnostics has or develops a contractual collaboration, in each case, in the ordinary course of Quest Diagnostics' business and (ii) ad hoc sales of remnants made to researchers for scientific collaboration.

          (b)    Quest Diagnostics Obligations.  From time to time, upon request
                 -----------------------------
from SeraCare, Quest Diagnostics shall assist in fulfilling SeraCare customer requirements for negative control and disease state positive blood remnants and other blood remnants. Quest Diagnostics shall de-identify any specimens except for age (not including date of birth), gender, any requested diagnosis codes and test results and ship the specimens and summary of above data directly to customer or to SeraCare for transshipment, as the parties may agree. For the avoidance of doubt, Quest Diagnostics shall not perform, and shall not be obligated to perform, any additional testing on the specimens prior to shipment.

          (c)    SeraCare Obligations.
                 --------------------

          (i) SeraCare shall be responsible for all other customer fulfillment obligations, including all billing and collection activities, and for implementing marketing and sales efforts for the Specimen Remnant Business.

          (ii) Further, prior to and as a condition of shipment of any specimens by Quest Diagnostics or SeraCare as the case may be, SeraCare shall obtain certifications from each customer in the form attached hereto as Exhibit D.

          (iii) In the case of any transshipment, SeraCare shall have full responsibility for the appropriate handling and disposal of specimens upon specimen receipt, in accordance with Applicable Law.

          Section 1.4  Areas of Exclusivity.
                       --------------------

          (a) For the term of the Agreement, SeraCare shall conduct all of its Disease State Negative Sera Business, Disease State Positive Sera Business and Specimen Remnant Business with Quest Diagnostics in accordance with the terms of this Agreement. If Quest Diagnostics is unable to identify the needed disease state positive sera patients or provide the needed specimen remnants, Quest Diagnostics and SeraCare shall cooperate to obtain the needed patients or remnants, as the case may be, from a third party, and revenues and costs generated by such business shall be treated in the same way as other revenues and costs of the Collaboration under this Agreement.

          (b) So long as SeraCare has Satisfactory Capabilities to perform under the Agreement, Quest Diagnostics shall conduct all of its Disease State Positive Sera Business and Specimen Remnant Business with SeraCare in accordance with the terms of the Agreement. "Satisfactory Capabilities" means (i) SeraCare shall have a sales and marketing team which, in the judgment of the Project Committee (as defined in Section 2.1 below), has the ability to effectively exploit sales and marketing opportunities throughout the United States and, should the Project Committee determine that international operations are appropriate, internationally and (ii) SeraCare shall have and maintain sufficient FDA approved draw sites and collection stations so that SeraCare can, in the judgment of the Project Committee, cost-effectively draw the needed sera to satisfy the demand of the Collaboration's client base so that (a) no significant slow-down in sales will occur, (b) SeraCare will not have to transport donors to its west coast facilities from east coast states to draw the needed sera and (c) the Collaboration will not have to utilize the services of a third party to draw the sera of such donors, other than in California consistent with past practice and otherwise on an occasional basis. For the avoidance of doubt, assuming compliance with the covenant set forth in Section
5.2 of this Agreement, the parties agree that as of the date of this Agreement, SeraCare has Satisfactory Capabilities to meet the anticipated demand for the Collaboration for the first year of the term of this Agreement. For the avoidance of doubt, so long as SeraCare has Satisfactory Capabilities to perform under the Agreement, Quest Diagnostics shall not (i) perform the donor identification services described in this Agreement except in connection with the Collaboration or (ii) provide specimen remnants except in connection with the Collaboration other than sales of remnants excepted from the definition of the Specimen Remnant Business set forth in Section 1.3(a) of this Agreement.

          Section 1.5  International Operations.  Other than delivery in the
                       ------------------------
United States FOB Oceanside terms for shipment by a third party to foreign buyers, the business and operations of the Collaboration shall be exclusively domestic and the Collaboration shall not conduct any international business or operations unless the Project Committee has approved written guidelines, when and if in effect to be set forth as Schedule 1.5 to this Agreement, regarding compliance with Applicable Law relating to exports including, any European Community regulatory and privacy laws or regulations, any applicable provisions of the Occupational Safety and Health Act, any applicable Centers for Disease Control and Prevention, Department of Transportation, and Federal Aviation Administration regulations, any International Air Transport Association (IATA) requirements, the export provisions of the Federal Food, Drug, and Cosmetic Act, and any other Applicable Law.

          Section 1.6  Sera Validation Testing.  If requested by SeraCare, Quest
                       -----------------------
Diagnostics shall perform validation testing on the disease state negative and disease state positive sera at a cost equal to best hospital buying group pricing, which cost shall be paid to Quest Diagnostics by SeraCare as though Quest Diagnostics were a third party vendor to the Collaboration.

          Section 1.7  Laboratory Support.  Quest Diagnostics and SeraCare shall
                       ------------------
explore possibilities for Quest Diagnostics to provide technological training and support, management expertise and purchasing services to help SeraCare expand its lab operations to offer services to blood banks and plasma collectors. Such support and management shall be provided only to the extent permitted by Quest Diagnostics' existing purchasing and licensing agreements.
If the parties decide to engage in such activities, they shall agree at the time on a mutually beneficial revenue and cost sharing arrangement. For the avoidance of doubt, nothing in this Section shall obligate the parties to reach an agreement with respect to the subject matter hereof.

          Section 1.8  Supply.  The parties shall explore mutually beneficial
                       ------
arrangements regarding Quest Diagnostics supply purchases. For the avoidance of doubt, nothing in this Section shall obligate the parties to reach an agreement with respect to the subject matter hereof.

          Section 1.9  Joint Marketing Program.  From time to time, Quest
                       -----------------------
Diagnostics shall introduce SeraCare to current Quest Diagnostics contacts that could be potential SeraCare customers. Quest Diagnostics shall use its reasonable business judgment in determining whether such introductions are appropriate.

                                  ARTICLE II
                         OPERATION OF THE COLLABORATION
                         ------------------------------

          Section 2.1  Protect Committee.  The parties shall form a Project
                       -----------------
Committee (comprised of an equal number of representatives of each party), which shall oversee the strategic direction of the Collaboration. Decisions regarding any manner of cooperation not specifically governed by this Agreement, or any dispute arising among the parties with respect to the Collaboration, shall be discussed by the Project Committee in good faith. From time to time, either party may substitute any of its representatives on the Project Committee.
Except as specifically set forth in this Section 2.1, the Project Committee shall establish its own procedural rules for operation. The Project Committee shall take action by unanimous consent of the parties, with each of SeraCare and Quest Diagnostics having a single vote, irrespective of the number of representatives actually in attendance at a meeting, or by a written resolution signed by the designated representative of each of party. If the Project Committee cannot decide how to proceed, the matter shall be referred for decision to Barry Plost and Bernard L. Kasten (who together shall be the "Executive Committee"). If either Mr. Plost or Dr. Kasten is not employed by SeraCare or Quest Diagnostics, as the case may be, an alternative Executive Committee member will be named by the Chief Operating Officer of such party.

          Section 2.2  Revenue Sharing.  The parties shall share on a *** basis
                       ---------------
Net Revenue generated from (i) the Disease State Positive Sera Business, including, without limitation, any Net Revenue generated from sales of such sera to Meridian, (ii) the Disease State Negative Sera Business, (iii) the Specimen Remnant Business.

          Section 2.3  Monthly Statement.  On the 20th calendar day of each
                       -----------------
month, SeraCare and Quest Diagnostics shall each submit a report to the other party detailing its Costs for the immediately preceding calendar month.
SeraCare shall then prepare a statement detailing the calculation of Net Revenue (including Chargeable Costs and each other category) for such period ("Monthly Statement"). Any questions relating to the calculation of Net Revenues, including whether any cost is a Chargeable Cost shall be presented to the Project Committee for review and decision. If the disputed cost, together with all other Costs relating to that Monthly Statement, are within the monthly cost cap and the annual cost cap described in the definition of Chargeable Costs in
Section 8.1 hereof, then such cost shall be deemed, in the first instance, a Chargeable Cost for such month. If the disputed cost, together with all other Chargeable Costs relating that Monthly Statement, is over and above either the monthly or the annual cost cap, then such cost shall not be deemed, in the first instance, a Chargeable Cost for that month. Adjustments to Net Revenue, if any, following the resolution of disputes relating to the inclusion or exclusions of any cost from Chargeable Costs shall be reflected in a Monthly Statement following the resolution of such dispute.

          Section 2.4  Cash Distribution.  All cash collected by SeraCare in
                       -----------------
respect of Collaboration operations shall be deposited in a segregated account and shall not be commingled with other SeraCare funds (the "Cash Account"). The Cash Account funds shall be invested in Permitted Investments until distribution hereunder. On the last calendar day of each month, SeraCare shall deliver to Quest Diagnostics, and to an account of its own, by wire transfer of
__________________________
*** Confidential information omitted and filed separately with the Securities and Exchange Commission.

immediately available funds from the Cash Account, each party's *** share of Net Revenue, as shown on the Monthly Statement for the preceding calendar month (i.e., on January 31, SeraCare shall deliver the payment indicated in the Monthly Statement for December) plus the reimbursement of each party's Chargeable Costs and Partnership Tax Costs included in the calculation of Net Revenue for such month. If in any month there is insufficient cash in the Cash Account to pay such amounts in full, such amounts shall paid to the extent of available cash, pro rata based on total amounts due to each party, and any remaining amounts ("Rollover Amounts") shall be rolled over and paid in the following month together with the Net Revenue and Chargeable Costs and Partnership Tax Costs for such following month, again, to the extent of available cash. In any given month, available cash shall be applied first, to any Rollover Amounts and next, to current month Net Revenue and Chargeable Costs and Partnership Tax Costs, again, pro rata based on total amounts due to each party.

          Section 2.5  Record-keeping and Audit.
                       ------------------------

          (a) In accordance with the terms set forth herein and Applicable Law, each party shall maintain reasonably detailed records of its activities hereunder, including records of any plasma and other specimens collected by SeraCare from patients identified by Quest Diagnostics under Article I hereto and auditable back-up of Chargeable Costs, which records each party shall make available to the other party as necessary to verify its performance under the Agreement but no more often than semi-annually. Any audits conducted by a party shall be conducted by such party (i) at such party's sole cost and expense (ii) in a manner that shall not be disruptive to the other party's business and (iii) no later than the second anniversary of the end of the period to which such records relate.

          (b) SeraCare shall also prepare and deliver a weekly donor activity report in the form attached as Exhibit F hereto or as otherwise mutually agreed by the parties, and a monthly inventory report, a monthly consolidated profit and loss statement, a monthly accounts receivable aging report and such other information reports to be mutually agreed.

          (c) Quest Diagnostics shall keep complete and accurate records of remnants supplied in accordance with FDA requirements relating to research-related specimens (but shall not retain any patient identifying information, except to the extent necessary to comply with FDA audit procedures), which records shall be available for review by third parties (including SeraCare) only as permitted by Applicable Law. For the avoidance of doubt, Quest Diagnostics is not obligated to meet good manufacturing recordkeeping requirements for FDA-regulated products.


                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

          Section 3.1 SeraCare warrants and represents to Quest Diagnostics as follows:

          (a) Organization and Standing of SeraCare.  SeraCare is a corporation
              -------------------------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware.
__________________________
*** Confidential information omitted and filed separately with the Securities and Exchange Commission.

SeraCare has all requisite corporate power and authority necessary to enable it to own and operate its properties and assets and to conduct its business as presently conducted and proposed to be conducted under the Collaboration. SeraCare is duly qualified to do business as a foreign corporation and is in good standing in any jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect.

          (b)  Authority Valid and Binding Agreements.  SeraCare has all
               --------------------------------------
requisite corporate power and authority to (i) execute and deliver this Agreement, the Warrant and the Registration Rights Agreement (collectively, the "Transaction Documents"), (ii) issue and sell (A) the Warrant and (B) any and all shares of Common Stock or other securities issuable in respect of the Warrant ("Warrant Shares") and (iii) perform its obligations hereunder and thereunder. The execution, delivery and performance by SeraCare of the Transaction Documents and all documents, certificates and instruments to be executed by SeraCare in connection therewith and the authorization, issuance (or reservation for issuance, as the case may be), sale and delivery of the Warrant and the Warrant Shares, have been duly authorized by all necessary corporate action on the part of SeraCare and its stockholders. The Transaction Documents have been duly executed and delivered by SeraCare and constitute the legal, valid and binding obligations of SeraCare, enforceable against SeraCare in accordance with their respective terms.

          (c)  Conflicts; Consents.  The execution and delivery by SeraCare of
               -------------------
the Transaction Documents does not and the performance of the obligations contemplated hereby and thereby (including without limitation the issuance and sale of the Warrant and the Warrant Shares) and compliance with the terms hereof and thereof will not, breach, conflict in any material way with, or result in any material violation of or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of any material benefit under, or result in the creation or imposition of any material Lien upon any of the properties or assets of SeraCare under, (i) any loan or credit agreement, note, bond, mortgage, indenture, deed of trust, license, franchise, lease, contract, commitment, permit, agreement, understanding, instrument or obligation or other arrangement to which SeraCare is a party or by which SeraCare or any of its properties or assets may be bound or affected, (ii) any provision of the Certificate of Incorporation or the By-laws or other constitutive or governing documents of SeraCare or (iii) any Applicable Law. Except as set forth on
Schedule 3.1(c) hereto, no consent, approval, order, license, permit or authorization of, or notification, registration, declaration or filing with, any Governmental Authority or any other Person is required to be obtained or made by SeraCare or any of its Affiliates in connection with the execution, delivery and performance by SeraCare of any of the Transaction Documents, the issuance and sale of the Warrant and the Warrant Shares, or the performance of the obligations contemplated hereby and thereby.

          (d)  Capital Stock.
               -------------

          (i) As of the date hereof, the authorized capital stock of SeraCare consists of (i) 25,000,000 shares of Preferred Stock, $0.001 par value, of which (1) 3,600 shares have been designated Series A Preferred Stock (the "Series A Preferred Stock"), none of which shares of Series A Preferred Stock are issued and outstanding, (2) 15,000 shares of which have been designated Series B Preferred Stock (the "Series B Preferred Stock"), none of which shares of Series B Preferred Stock are issued and outstanding, (3) 22,500 shares of which have been designated Series C Preferred Stock (the "Series C Preferred Stock"), 22,500 of which shares of Series C Preferred Stock are issued and outstanding and (4) 24,958,900 shares of which are undesignated and (ii) 25,000,000 shares of Common Stock, of which (1) 9,619,943 are issued and outstanding, (2) 7,336,110 are reserved for issuance pursuant to the exercise of outstanding warrants and options, (3) 300,000 are reserved for issuance pursuant to the exercise of options under SeraCare's 1997 Employee Stock Option Plan (of which no options have been issued to date), and (4) none are reserved for issuance upon conversion of the Series A Preferred Stock, and none are reserved for issuance upon conversion of the Series B Preferred Stock, and 500,000 are reserved for issuance upon conversion of the Series C Preferred Stock. SeraCare has reserved 1,748,605 shares of Common Stock for issuance upon exercise of the Warrant. The issuance of the Warrant has been duly authorized and, when issued in accordance with this Agreement, (i) will be validly issued, fully paid and non-assessable, (ii) will have the rights, preferences and privileges described therein and (iii) except as set forth on Schedule 3.1(d) will not have been issued in violation of, and will not be subject to, any preemptive or subscription rights and will not result in the antidilution provisions of any security of SeraCare or any subsidiary becoming applicable.

          (ii) The Warrant, when issued and delivered in accordance with this Agreement, will be free and clear of any Liens and Quest Diagnostics will have good title thereto. The Warrant Shares have been duly authorized and reserved for issuance pursuant to SeraCare's Certificate of Incorporation and, when issued, will be duly issued, fully paid and non-assessable, will be free and clear of any Liens, except for any Liens created or incurred by Quest Diagnostics, and Quest Diagnostics will have good title thereto, except for any Liens created or incurred by Quest Diagnostics and the Warrant and will not be subject to any preemptive or subscription rights and, except as set forth on Schedule 3.1(d), will not result in the antidilution provisions of any security of SeraCare becoming applicable.

          (iii) Except as set forth on Schedule 3.1(d), there are no outstanding warrants, options, rights, other securities, agreements, subscriptions or other commitments, arrangements or undertakings pursuant to which SeraCare or any subsidiary is or may become obligated to issue, deliver or sell, or cause to be issued, delivered or sold, any additional capital stock or other securities of SeraCare or any subsidiary or to issue, grant, extend or enter into any such warrant, option, right, security, agreement, subscription or other commitment, arrangement or undertaking. Except as set forth on Schedule 3.1(d), there are no outstanding options, rights, other securities, agreements or other commitments, arrangements or undertakings pursuant to which SeraCare or any subsidiary is or may become obligated to redeem, repurchase or otherwise acquire or retire any capital stock or other securities of SeraCare or any subsidiary, or any securities of the type described in this Section 3.1 (d) which are presently outstanding or may be issued in the future.

          (iv) Other than the rights set forth in the Registration Rights Agreement, or as set forth on Schedule 3.1(d), there are no outstanding rights which permit the holder thereof to cause SeraCare to file a registration statement under the Securities Act or which permit the holder thereof to include securities of SeraCare in a registration statement filed by SeraCare under the Securities Act, and there are no outstanding agreements or other commitments which otherwise relate to the registration of any securities of SeraCare under the Securities Act.

          (v) Assuming that the representations and warranties of Quest Diagnostics set forth in 3.2(k) are true and correct, the offering, issuance and delivery of the Warrant and the issuance of the Warrant Shares are exempt from the registration requirements of the Securities Act, and, except as set forth on Schedule 3.1(d) hereto and as provided in the Registration Rights Agreement, SeraCare is not required to make or obtain any filings, registrations, qualifications, notifications or consents or approvals of or with any Governmental Authority (including without limitation under the Securities Act, the Exchange Act, the Investment Company Act of 1940, as amended, or any state securities or "blue sky"
     laws) in connection therewith.

          (e)  SEC Documents; Financial Statements.  SeraCare has filed all
               -----------------------------------
required reports, forms and other documents required to be filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Securities and Exchange Commission ("SEC") since February 29, 2000 (the "SeraCare SEC Documents"). As of their respective dates, the SeraCare SEC Documents complied in all material respects with the requirements of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder applicable to such SeraCare SEC Documents, and none of the SeraCare SEC Documents contained any untrue statements of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of SeraCare included in the SeraCare SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC) applied on a consistent basis during the periods involved and fairly present the consolidated financial position of SeraCare and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments not material in scope or amount).

          (f)  Undisclosed Liabilities.  Except as set forth in the SeraCare SEC
               -----------------------
Documents or on Schedule 3.1(f), SeraCare does not have and, as a result of the performance of the obligations contemplated in this Agreement or in the other Transaction Documents, will not have, any liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise and whether due or to become due) that could reasonably be expected to have a Material Adverse Effect.

          (g)  Litigation.  Except as set forth on Schedule 3.1(g) hereto, there
               ----------
are no suits, actions, claims, arbitrations or other legal, administrative or regulatory proceedings or investigations, whether at law or in equity, or before or by any Governmental Authority pending or, to the knowledge of SeraCare, threatened by or against or affecting SeraCare or any of its properties or assets that could reasonably be expected to have a Material Adverse Effect, nor to the knowledge of SeraCare is there any basis therefor. There is no outstanding judgment, order, injunction or decree of any Governmental Authority or arbitrator applicable to SeraCare or any of its properties, assets or business that could reasonably be expected to have a Material Adverse Effect.

          (h)  Absence of Changes or Events.  Since the date of the SeraCare SEC
               ----------------------------
Documents, there has not been any event, violation or other matter that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (i)  Compliance with Applicable Law.
               ------------------------------

          (i) SeraCare and its properties, assets, operations and business are in compliance in all material respects with all Applicable Law as applicable to the Collaboration. SeraCare has obtained and has in effect all material permits, licenses and other authorizations which are required for the operation of the Collaboration. SeraCare is in compliance in all material respects with all terms and conditions of such permits, licenses and authorizations, no proceeding is pending or, to the knowledge of SeraCare, threatened, to revoke or limit any thereof, and, to the knowledge of SeraCare, there is no basis for any such proceeding and the operation of the Collaboration will not result in the non-renewal, revocation or termination of any such license or permit.

          (ii) SeraCare has not received any written correspondence from the FDA since April 4, 2000 with respect to the FDA investigations detailed in the Warning Letters dated April 4, 2000, June 28, 1999, June 3, 1999, June 1, 1999, April 7, 1999, and December 18, 1998 and has taken remedial action with respect to the matters set forth therein.

          (j)  Disclosure.  To SeraCare's knowledge, there is no fact which
               ----------
SeraCare has not disclosed to Quest Diagnostics in writing which has, or (insofar as reasonably can be foreseen) in the future, will have a Material Adverse Effect or which will affect the ability of SeraCare to perform its obligations under the Transaction Documents including its obligations in respect of the Warrant and the Warrant Shares.

          (k)  Foreign Corrupt Practices Act. To its knowledge, SeraCare and its
               -----------------------------
employees are in compliance with the U.S. Foreign Corrupt Practices Act, as amended, including without limitation the books and records provisions thereof.

          (l)  Investment Company.  Neither SeraCare nor any Person controlling
               ------------------
SeraCare is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (m)  Solvency.  To the knowledge of SeraCare, as of the date hereof,
               --------
(i) the fair market value of SeraCare's assets is in excess of the total amount of its liabilities (including, without limitation, contingent liabilities); (ii) the present fair saleable value of SeraCare's assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and (iii) SeraCare is able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature.

          (n)  Insurance.  Schedule 3.1(n) contains a list of all insurance
               ---------
policies ("SeraCare Insurance Policies") on which Quest Diagnostics has been named as an additional insured, including the forms and amounts of coverage provided thereunder. All SeraCare Insurance Policies are in the name of SeraCare, outstanding and in full force and effect and all premiums due with respect to such policies are currently paid. SeraCare has not received notice of cancellation or termination of any such policy, nor has it been denied or had revoked or rescinded any policy of insurance, nor has it borrowed against any such policies. There are and have been no claims in the last five years for which an insurance carrier has denied or threatened to deny coverage.

          Section 3.2 Quest Diagnostics represents and warrants to SeraCare as follows:

          (a)  Organization and Standing of Quest Diagnostics. Quest Diagnostics
               ----------------------------------------------
is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Quest Diagnostics has all requisite corporate power and authority necessary to enable it to own and operate its properties and assets and to conduct its business as presently conducted and proposed to be conducted under the Collaboration. Quest Diagnostics is duly qualified to do business as a foreign corporation and is in good standing in any jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect.

          (b)  Authority; Valid and Binding Agreements.  Quest Diagnostics has
               ---------------------------------------
all requisite corporate power and authority to (i) execute and deliver this Agreement and the Registration Rights Agreement and (ii) perform its obligations hereunder and thereunder. The execution, delivery and performance by Quest Diagnostics of such agreements and all documents, certificates and instruments to be executed by Quest Diagnostics in connection therewith, have been duly authorized by all necessary corporate action on the part of Quest Diagnostics and its stockholders. This Agreement and the Registration Rights Agreement have been duly executed and delivered by Quest Diagnostics and constitute the legal, valid and binding obligations of Quest Diagnostics, enforceable against Quest Diagnostics in accordance with their respective terms.

          (c)  Conflicts; Consents.  The execution and delivery by Quest
               -------------------
Diagnostics of this Agreement and Registration Rights Agreement does not and the performance of the obligations contemplated hereby and thereby and compliance with the terms hereof and thereof will not, breach, conflict in any material way with, or result in any material violation of or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of any material benefit under, or result in the creation or imposition of any material Lien of any nature whatsoever upon any of the properties or assets of Quest Diagnostics under, (i) any loan or credit agreement, note, bond, mortgage, indenture, deed of trust, license, franchise, lease, contract, commitment, permit, agreement, understanding, instrument or obligation or other arrangement to which Quest Diagnostics is a party or by which Quest Diagnostics or any of its properties or assets may be bound or affected, (ii) any provision of the Certificate of Incorporation or the By-laws or other constitutive or governing documents of Quest Diagnostics or (iii) any Applicable Law. No consent, approval, order, license, permit or authorization of, or notification, registration, declaration or filing with, any Governmental Authority or any other Person is required to be obtained or made by or with respect to Quest Diagnostics or any of its Affiliates in connection with the execution, delivery and performance by Quest Diagnostics this Agreement or the Registration Rights Agreement, or the performance of the obligations contemplated thereby.

          (d)  SEC Documents; Financial Statements.  Quest Diagnostics has filed
               -----------------------------------
all required reports, forms and other documents required to be filed under the Exchange Act, with the SEC since December 31, 1999 (the "Quest Diagnostics SEC Documents"). As of their respective dates, the Quest Diagnostics SEC Documents complied in all material respects with the requirements of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder applicable to such Quest Diagnostics SEC Documents, and none of the Quest Diagnostics SEC Documents contained any untrue statements of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Quest Diagnostics included in the Quest Diagnostics SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved and fairly present the consolidated financial position of Quest Diagnostics and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments not material in scope or amount).

          (e)  Litigation.  There are no suits, actions, claims, arbitrations or
               ----------
other legal, administrative or regulatory proceedings or investigations, whether at law or in equity, or before or by any Governmental Authority pending or, to the knowledge of Quest Diagnostics, threatened by or against or affecting Quest Diagnostics or any of its properties or assets that could reasonably be expected to have a Material Adverse Effect, nor to the knowledge of Quest Diagnostics is there any basis therefor. There is no outstanding judgment, order, injunction or decree of any Governmental Authority or arbitrator applicable to Quest Diagnostics or any of its properties, assets or business that could that could reasonably be expected to have a Material Adverse Effect.

          (f)  Absence of Changes or Events.  Since the date of the Quest
               ----------------------------
Diagnostics SEC Documents, there has not been any event, violation or other matter that could, individually or in the aggregate, reasonably he expected to have a Material Adverse Effect.

          (g)  Compliance with Applicable Law.  Quest Diagnostics and its
               ------------------------------
properties, assets, operations and business are in compliance in all material respects with all Applicable Law as applicable to the Collaboration. Quest Diagnostics has obtained and has in effect all permits, licenses and other authorizations which are required for the operation of the Collaboration. Quest Diagnostics is in compliance in all material respects with all terms and conditions of such permits, licenses and authorizations, no proceeding is pending or, to the knowledge of Quest Diagnostics, threatened, to revoke or limit any thereof, and, to the knowledge of Quest Diagnostics, there is no basis for any such proceeding and the operation of the Collaboration will not result in the non-renewal, revocation or termination of any such license or permit.

          (h)    Disclosure.  To Quest Diagnostics' knowledge, there is no fact
                 ----------
which Quest Diagnostics has not disclosed to SeraCare in writing which has, or (insofar as reasonably can be foreseen) in the future, will have a Material Adverse Effect or which will affect the ability of Quest Diagnostics to perform its obligations under the Transaction Documents.

          (i)    Foreign Corrupt Practices Act.  To its knowledge, Quest
                 -----------------------------
Diagnostics and its employees are in compliance with the U.S. Foreign Corrupt Practices Act, as amended, including without limitation the books and records provisions thereof.

          (j)    Disclaimer Regarding Specimens. All specimen remnants provided
                 ------------------------------
by Quest Diagnostics in connection with the Collaboration meet the age, gender and disease state and volume specifications requested by SeraCare, unless otherwise specified by Quest Diagnostics with respect to any particular shipment. THE FOREGOING WARRANTIES BY QUEST DIAGNOSTICS WITH RESPECT TO SUCH SPECIMEN REMNANTS ARE LIMITED TO THE EXPRESS WARRANTIES STATED IN THIS PARAGRAPH
(j), AND EXCEPT FOR SUCH EXPRESS WARRANTIES, QUEST DIAGNOSTICS MAKES NO WARRANTY WITH RESPECT TO SUCH SPECIMENS, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. ALL SUCH SPECIMENS ARE AND SHALL BE PROVIDED "AS-IS," AND SHALL BE CONSIDERED TO BE INFECTIOUS, CONTAINING BIOHAZARDOUS CONTENTS.

          (k)    Investment Representations.
                 --------------------------

          (i)    Securities Act.  Quest Diagnostics is acquiring the Warrant for
                 --------------
     investment only for its own account, not as a nominee or agent, and not with a view to any public distribution of all or any portion thereof or of the Warrant Shares.

          (ii)   Accredited Investor.  Quest Diagnostics is an "accredited
                 -------------------
     investor" as such term is defined in Rule 501(a) promulgated under the Securities Act and is capable of evaluating the risks and merits of its investment in SeraCare and has the capacity to protect its own interests.

          (iii)  Restricted Securities.  Quest Diagnostics acknowledges that,
                 ---------------------
     because the Warrant has not been registered under the Securities Act or any state securities laws, the Warrant (and the Warrant Shares) it is purchasing must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Quest Diagnostics is familiar with the provisions of Rule 144 promulgated under the Securities Act and the resale limitation imposed thereby and by the Securities Act.

          (l)    Insurance.  Schedule 3.2(1) contains a list of all insurance
                 ---------
policies ("Quest Diagnostics Insurance Policies") on which SeraCare has been named as an additional insured, including the forms and amounts of coverage provided thereunder. All Quest Diagnostic Insurance Policies are in the name of Quest Diagnostics, outstanding and in full force and effect and all premiums due with respect to such policies are currently paid. Quest Diagnostics has not received notice of cancellation or termination of any such policy, nor has it been denied or had revoked or rescinded any policy of insurance, nor has it borrowed against any such policies.

There are and have been no claims in the last five years for which an insurance carrier has denied or threatened to deny coverage.

                                  ARTICLE IV
                         INSURANCE AND INDEMNIFICATION
                         -----------------------------

          Section 4.1  Indemnification.
                       ---------------

          (a) SeraCare agrees to indemnify, defend and hold harmless Quest Diagnostics and its successors and assigns, officers, directors, Affiliates, employees, attorneys, representatives and agents (all such Persons and entities being collectively referred to as "Indemnified Parties") from and against any and all claims, losses, liabilities, costs, and expenses, including reasonable attorney's fees ("Losses") incurred or sustained by any Indemnified Party as a result of or arising from or in connection with any inaccuracy or breach of any representation, warranty or covenant made by SeraCare in or pursuant to any Transaction Document.

          (b) Quest Diagnostics agrees to indemnify, defend and hold harmless SeraCare and its successors and assigns, officers, Affiliates, employees, attorneys, representatives and agents (all such Persons and entities being also collectively referred to as "Indemnified Parties") from and against any and all Losses incurred or sustained by any Indemnified Party as a result of or arising from or in connection with any inaccuracy or breach of any representation, warranty or covenant made by Quest Diagnostics in or pursuant to any Transaction Document.

          (c) The indemnification obligations of the parties hereunder shall be satisfied by the delivery to the Indemnified Party, by wire transfer of immediately available funds, the amount of any indemnity payment due hereunder.

          (d) The obligations and liabilities of the parties hereunder with respect to their indemnities pursuant to this Section 4.1 shall be subject to the following terms and conditions

          (i) If any third party shall notify any Indemnified Party with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 4.1, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

          (ii) The Indemnifying Party will have the right to assume the defense of the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party at any time within thirty days after the Indemnified Party has given notice of the Third Party Claim; provided, however, that the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim; provided that if the Indemnified Party in good faith believes that a conflict of interest exists between it and the Indemnifying Party, then the Indemnifying Party shall pay such cost of separate co-counsel.

          (iii) So long as the Indemnifying Party has assumed and is conducting the defense of the Third Party Claim in accordance with Section 4.1(d)(ii) above, (A) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably) unless the judgment or proposed settlement involves only the payment of money damages by the Indemnifying Party and does not impose an injunction or other equitable relief upon the Indemnified Party and (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without prior written consent of the Indemnifying Party (not to be withheld unreasonably).

          (iv) In the event none of the Indemnifying Parties assumes and conducts the defense of the Third Party Claim in accordance with Section 4.1(d)(ii) above, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith) and (B) the Indemnifying Party will remain responsible for any Losses the Indemnified Party may suffer resulting from, arising out of, relating to, or caused by the Third Party Claim to the fullest extent provided in this Section 4.1.

          (e)    Survival of Indemnity; Termination.  For the purposes of this
                 ----------------------------------
indemnification provision, all covenants, agreements, representations and warranties made by the parties herein shall be considered to have been relied upon by the other party and shall survive the termination of the Collaboration, the sale and purchase of the Warrant and the Warrant Shares and any disposition thereof, and shall remain in full force until the second anniversary of the termination of the Collaboration (the "Termination Date") except with respect to any indemnification in connection with a notice from the Indemnified Party which is properly submitted in accordance with this Section 4.1 prior to the Termination Date, in which case such provisions shall survive until such claim is finally determined and paid in full.

          (f)    Insurance.
                 ---------

          (i) SeraCare shall maintain the SeraCare Insurance Policies in force at all times during the term of this Agreement in the forms and amounts set forth on Schedule 3.1(1) hereto. Within 10 business days of the date of this Agreement, SeraCare shall provide to Quest Diagnostics certificates of insurance for each type of insurance, which certificates shall specify that Quest Diagnostics is a named insured, and shall receive no less than 30 days' notice of cancellation, nonrenewal or material change in such policy or policies. SeraCare shall maintain such insurance coverage and bonding with a nationally recognized insurance company, throughout the term of this Agreement, and thereafter until the Termination Date. It is expressly understood and agreed that Quest Diagnostics does not in any way represent that the above specified limits of liability or policy forms are sufficient or adequate to protect SeraCare's interests or liabilities.

          (ii) Quest Diagnostics shall maintain the Quest Diagnostics Insurance Policies in force at all times during the term of this Agreement in the forms and amounts set forth on Schedule 3.2(m) hereto. Within 10 business days of the date of this Agreement, Quest Diagnostics shall provide to SeraCare certificates of insurance for each type of insurance, which certificates shall specify that SeraCare is a named insured, and shall receive no less than 30 days' notice of cancellation, nonrenewal or material change in such policy or policies. Quest Diagnostics shall maintain such insurance coverage and bonding with a nationally recognized insurance company, throughout the term of this Agreement, and thereafter until the Termination Date. It is expressly understood and agreed that SeraCare does not in any way represent that the above specified limits of liability or policy forms are sufficient or adequate to protect Quest Diagnostics' interests or liabilities.

                                   ARTICLE V
                                OTHER AGREEMENTS
                                ----------------

          Section 5.1  Expansion of the Businesses.  SeraCare covenants and
                       ---------------------------
agrees to exercise its reasonable business efforts to expand the Disease State Positive Sera Business, the Disease State Negative Sera Business and the Specimen Remnant Business customer base and to promote actively such businesses though marketing and sales efforts.

          Section 5.2  Satisfactory Capabilities.  SeraCare covenants and agrees
                       -------------------------
to use its commercially reasonable best efforts to maintain Satisfactory Capabilities, including, if appropriate, by opening draw centers approved for disease state plasma collection in Wilmington, Delaware, and Providence, Rhode Island in calendar year 2001; and the parties shall confer and evaluate from time to time regarding whether the opening of additional SeraCare plasma donation facilities would be appropriate and cost effective in connection with the success of the Collaboration. In particular, the parties shall confer and consider the appropriateness of opening a center in the Midwest. SeraCare covenants and agree to conduct all operations at its collection facilities in accordance with Applicable Law.

          Section 5.3  Customer Certifications.  SeraCare shall ensure that all
                       -----------------------
customers to whom specimen remnants are provided have made, on or before the date of such shipment, the certifications set forth on Exhibit C hereto and SeraCare shall promptly inform Quest Diagnostics if it becomes aware of any reason Quest Diagnostics should not rely on such certifications.

          Section 5.4  Continuing Obligation.  For so long as this Agreement is
                       ---------------------
in effect, each party shall promptly inform the other of (a) the occurrence of any event, violation or other matter that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (b) upon receipt of notice from any Governmental Agency to the effect that any such party is (or that the manner in which it conducts its business or the business of the Collaboration is) in violation of any Applicable Law.

          Section 5.5  Quest Diagnostics Director.  SeraCare covenants and
                       --------------------------
agrees to take all necessary and appropriate steps to effect the election of the Quest Diagnostics Director, including the inclusion of the designated Quest Diagnostics Director as part of the management recommended slate of directors presented at any regular or special meeting of the stockholders of SeraCare at which directors of SeraCare are to be elected. Prior to such election, or in the event that such election does not occur or the Quest Diagnostics Director is removed from the

SeraCare board of directors, the designated Quest Diagnostics nominee shall be entitled to be an observer at the meetings of SeraCare's board of directors and all committees thereof. "Quest Diagnostics Director" means a person, reasonably satisfactory to SeraCare, appointed by Quest Diagnostics to serve on SeraCare's board of directors; provided, however, that there shall be no more than one Quest Diagnostics Director serving on SeraCare's board of directors at any time during the term of the Collaboration.

          Section 5.6  Intellectual Property.  As between the parties, each
                       ---------------------
shall have an equal undivided interest in any intellectual property jointly created in the course of the Collaboration, except to the extent that any such jointly owned intellectual property constitutes or contains Confidential Information (as defined below) of any party, in which case, such intellectual property shall remain the sole property of the Disclosing Party (as defined below). Neither party shall exploit such jointly owned intellectual property other than for internal use without the prior, written consent of the other, and each party shall share equally in any revenue or proceeds received by either with respect thereto. To the extent necessary, the parties shall grant each other non-exclusive, limited licenses to use each others names and trademarks in connection with pre-approved joint marketing materials.

          Section 5.7  Patient Data.  Each party agrees that all patient-related
                       ------------
information, including any derivatives resulting from the manipulation or compilation thereof ("Patient Data") are Confidential Information (as defined herein) and each party agrees it shall not disclose or utilize individual laboratory test information or other Patient Data in any way that would violate any patient confidentiality obligations or any Applicable Law. All Patient Data shall be owned by Quest Diagnostics and not by SeraCare. SeraCare shall not, for itself or any other Person, aggregate, integrate, compile, regenerate, merge, manipulate or otherwise use the Patient Data for any purposes, including to derive revenue therefrom, and shall not provide the Patient Data to any other person or entity, other than as specifically required or allowed under the terms of this Agreement, without the prior written consent of Quest Diagnostics. SeraCare agrees that Patient Data cannot be aggregated for any third party for any purpose, without Quest Diagnostics' prior written consent. If SeraCare is served with a warrant, subpoena, order or request from a court of competent jurisdiction, administrative agency or other governmental body or any other entity or person for any Patient Data, records, or files related thereto, SeraCare shall as soon as practicable, and not in violation of Applicable Law, deliver to Quest Diagnostics a copy of such warrant, subpoena, order or request and shall not, without Quest Diagnostics' prior written consent, which shall not be unreasonably withheld or delayed, accede to the same unless and until required to do so under Applicable Law. Without limiting the foregoing, SeraCare agrees that it shall limit the SeraCare employees, agents and contractors who have access to any Patient Data, if any, to only those employees, agents and contractors of SeraCare "with a need to know" as is required to perform the SeraCare obligations hereunder in accordance with the highest level of professionalism and SeraCare's established and maintained security measures, which shall be subject to audit from time to time by Quest Diagnostics in the same manner as set forth in Section 2.5 hereof.

          Section 5.8  Confidential Information of the Parties.
                       ---------------------------------------

          (a) Without limiting the foregoing, and in addition to the Patient Data provisions stated above, any and all trade secrets and confidential information and all physical embodiments thereof ("Confidential Information") received by either party and its authorized agents (the "Receiving Party") from the other party and its authorized agents (the "Disclosing Party") during the Term of this Agreement are confidential to, and are and shall remain the sole and exclusive property of, the Disclosing Party. Confidential Information shall also include all other forms of information designated as Confidential Information in this Agreement. Each party shall cause its employees and authorized agents to be bound by the Confidential Information provisions of this Agreement.

          (b) At all times, both during the Term of this Agreement and after its termination, the Receiving Party shall hold all Confidential Information of the Disclosing Party in confidence, and shall not use, commercialize, copy or disclose such Confidential Information, or any physical embodiment thereof, or cause any of such Confidential Information to lose its character or cease to qualify as Confidential Information.

          (c) Confidential Information shall be maintained under secure conditions by the Receiving Party, using reasonable security measures (1) not less than the same security measures used by the Receiving Party for the protection of its own Confidential Information of a similar kind; and (2) required by this Agreement or by Applicable Law. Within thirty days after termination of this Agreement, the Receiving Party shall deliver to the Disclosing Party all of the Disclosing Party's Confidential Information, and all physical embodiments thereof, then in the custody, control or possession of the Receiving Party; provided that the Receiving Party shall be entitled to keep a copy thereof solely for archival or litigation purposes.

          (d) Subject to the provisions of Section 5.7, if the Receiving Party is requested or ordered by a court of competent jurisdiction, administrative agency, or other governmental body to disclose Confidential Information, or if it is served with or otherwise becomes aware of a motion or similar request that such an order be issued, then the Receiving Party shall not be liable to the Disclosing Party for disclosure of Confidential Information or Confidential Information required by such order if the Receiving Party provides reasonable prior written notice of such disclosure and reasonably cooperates with the efforts of the Disclosing Party, at the Disclosing Party's expense, to protect the confidentiality of such Confidential Information.

          (e) Confidential Information shall exclude information that (i) was known to the Receiving Party prior to its first receipt from the Disclosing Party; or (ii) at any time becomes a matter of public knowledge without any fault of the Receiving Party; or (iii) is at any time lawfully received by the Receiving Party from a third party under circumstances permitting its disclosure to others; or (iv) is independently developed by the Receiving Party as evidenced by the Receiving Party's records; or (v) is at any time furnished to a third party by the Disclosing Party without restriction on use or disclosure; or
(vi) is approved for release by written authorization of the Disclosing Party. The Receiving Party shall bear the burden of showing that any of the foregoing exclusions applies to any information or materials.

          (f) Each party shall cooperate with the other in the protection of Confidential Information. Each party acknowledges and agrees that any breach or threatened breach of these obligations of confidentiality is a material breach of this Agreement, and the non-breaching party will suffer irreparable harm and injury which may not be adequately compensated by monetary damages.
Accordingly, in the event of a breach or threatened breach, in addition to any other remedies provided for in this Agreement or at law, the non-breaching party shall be entitled to seek preliminary and final injunctive relief and any other equitable remedies it may have.

          Section 5.9  Non-solicitation of Employees.  Quest Diagnostics agrees
                       -----------------------------
that, during the Term of this Agreement and for a period of twelve months thereafter, it shall not directly or indirectly through others solicit for employment or hire any employee of Western States Group, Inc. who is exempt from the provisions of the Fair Labor Standards Act. SeraCare agrees that, during the Term of this Agreement and for a period of twelve months thereafter, it shall not directly or indirectly through others solicit for employment or hire any employee of Quest Diagnostics involved in the Collaboration who is exempt from the provisions of the Fair Labor Standards Act. Each party agrees that with respect to any other employee of the other party, it shall not directly or indirectly through others solicit for employment such employees; provided, however, that nothing in this Section 5.9 shall be construed to prohibit the employment by one party of any person not specified in the first two sentences of this Section 5.9 who is currently or formerly employed by the other party if such person responds to a general solicitation employment advertisement placed in the ordinary course of business and not particularly directed at the employees of the other party.

          Section 5.10  Compliance with Law.
                        -------------------

          (a) Each party shall at all times conduct its operations in compliance with Applicable Law and the parties shall immediately cease all activities in connection with any part of the Collaboration that is prohibited, or becomes prohibited, by Applicable Law. The parties acknowledge that due to the regulated nature of the Collaboration, the Collaboration may be impacted by Applicable Law, including the Federal Food, Drug and Cosmetic Act and the Public Health Service Act and the regulations promulgated thereunder, the Health Insurance Portability and Accountability Act of 1996, as amended, and regulations (final, or to the extent generally applied in the industry, proposed) promulgated thereunder ("HIPAA"), and all state and local statutes addressing privacy and security of healthcare information and the Balanced Budget Act of 1997, P.L. 105-23, as amended, and regulations promulgated thereunder ("BBA"). The parties mutually agree to make any necessary changes to the way in which the Collaboration is conducted as may be directed by Quest Diagnostics and required for compliance with Applicable Law. When the proposed HIPAA security regulations are finalized, the parties shall negotiate in good faith for a period of thirty days the terms of a "Chain of Trust Agreement" as may be required by law, and prior to the required implementation date in the final HIPAA privacy regulations, the parties shall negotiate in good faith for a period of thirty days the terms of a "Business Associate Contract" as may be required by law. If no agreement can be reached at the relevant time, as the case may be, the matter will be resolved by the Project Committee as set forth in Section 2.1.

          (b) Notice of Laws Implementation Plan.  If Quest Diagnostics
              ----------------------------------
determines that a Law is potentially an Applicable Law, Quest Diagnostics shall provide SeraCare with a written description of such Law, the time frame within which such Law must be implemented, the manner in which Quest Diagnostics believes such Law affects the Collaboration and what changes in the operation of the Collaboration Quest Diagnostics believes may be required ("Regulation Notice"). Within thirty days after receiving a Regulation Notice from Quest Diagnostics, SeraCare shall develop a written plan for the implementation of the Law described therein within the applicable time frame and a statement of the cost for such implementation ("Implementation Plan") and provide a copy of the Implementation Plan to Quest Diagnostics for review, comment and approval. After incorporating comments from Quest Diagnostics (if any) and receiving Quest's direction and approval to proceed, SeraCare shall promptly implement the Implementation Plan and shall perform all operations related to the Collaboration in accordance with the Implementation Plan.

          (c) Confidentiality.  Any Regulation Notices and Implementation Plans
              ---------------
prepared and provided hereunder shall be deemed to be Confidential Information of Quest Diagnostics or SeraCare as the case may be.

          Section 5.11  Meridian Contract.  The parties shall proceed in good
                        -----------------
faith to execute and deliver as promptly as possible after the date of this Agreement, an agreement (mutually satisfactory to Quest Diagnostics and SeraCare) between Quest Diagnostics and Meridian, and a mutually satisfactory subcontract to SeraCare of such agreement.

                                   ARTICLE VI
                                  TAX MATTERS
                                  -----------

     All tax matters will be handled as set forth in Schedule A to this Agreement which shall be part of this Agreement for all purposes, as amended by the parties from time to time.

                                  ARTICLE VII
                              TERM AND TERMINATION
                              --------------------

          Section 7.1 The Agreement shall have an initial term of five years, and shall thereafter be automatically renewed for successive one-year terms unless terminated by a party in writing prior to the end of the initial term or any of the successive terms. Notwithstanding the foregoing, SeraCare shall have the right to terminate this Agreement if any of the conditions set forth in
Section 7.2 shall occur and Quest Diagnostics shall have the right to terminate this Agreement if any of the conditions set forth in Section 7.3 shall occur.

          Section 7.2 SeraCare shall have the right to terminate this Agreement in the event:

          (a) of a deadlock of the Executive Committee on any matter regarding costs, revenues, business practices and operations or compliance with Applicable Law;

          (b) of any event that in the opinion of SeraCare has the effect of materially damaging SeraCare's reputation;

          (c) that the Collaboration does not yield at least *** of Net Revenue in any calendar year;

          (d) of a Change in Control of Quest Diagnostics or upon the consummation of a transaction following which a competitor of one party holds at least 30% of Quest Diagnostics on a voting or economic basis;
______________________
*** Confidential information omitted and filed separately with the Securities and Exchange Commission.

          (e) of a change of law or regulation that has the effect of materially restricting the Collaboration or any party's participation therein;

          (f) that the Actual Profit to SeraCare from the Collaboration is *** during any six-month period during the term of the Agreement; "Actual Profit" means any party's allocated share of Net Revenue plus reimbursements to such party of Chargeable Costs minus all Collaboration related costs incurred by such party;

          (g) of an event of bankruptcy or insolvency of Quest Diagnostics; or

          (h) the breach by Quest Diagnostics of any material provision of this Agreement, provided that SeraCare has given written notice to Quest Diagnostics of the breach and afforded a thirty-day cure period.

          Section 7.3 Quest Diagnostics shall have the right to terminate this Agreement in the event:

          (a) of a deadlock of the Executive Committee on any matter regarding costs, revenues, business practices and operations or compliance with Applicable Law;

          (b) of any event that in the opinion of Quest Diagnostics has the effect of materially damaging Quest Diagnostics' reputation;

          (c) that the Collaboration does not yield at least *** of Net Revenue in any calendar year;

          (d) of a Change in Control of SeraCare or upon the consummation of a transaction following which a competitor of one party holds at least 30% of SeraCare on a voting or economic basis;

          (e) of a change of law or regulation that has the effect of materially restricting the Collaboration or any party's participation therein;

          (f) that the Actual Profit to Quest Diagnostics from the Collaboration is *** during any six-month period during the term of the Agreement;

          (g) of an event of bankruptcy or insolvency of SeraCare; or

          (h) the breach by SeraCare of any material provision of this Agreement, provided that Quest Diagnostics has given written notice to SeraCare of the breach and afforded a thirty-day cure period. For the avoidance of doubt, SeraCare's failure to maintain Satisfactory Capabilities would be a breach of a material provision of this Agreement.

          Section 7.4  Effect of Termination.  In the event of termination of
                       ---------------------
this Agreement, the parties shall jointly develop a plan for the appropriate settlement of inventory
______________________
*** Confidential information omitted and filed separately with the Securities and Exchange Commission.

existing at the time of termination and appropriate mechanics regarding other aspects of winding down the business.

          Section 7.5  Survival.  The obligations set forth in Sections 4.1,
                       --------
5.5, 5.6 5.7, 5.8, 5.9, 7.4, 7.5 and 8.10 and any provision of Article VI which by its terms so requires, shall survive the expiration or termination of this Agreement.


                                  ARTICLE VIII
                                 MISCELLANEOUS
                                 -------------

          Section 8.1  Certain Definitions; Interpretations.
                       ------------------------------------

          (a) Capitalized terms used herein and not otherwise defined shall have the meanings set forth below.

     "Affiliate" when used with respect to a specified Person, means another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

     "Applicable Law" shall mean any statute, law, ordinance, regulation, requirement, order or rule of any Governmental Authority or of any other type of regulatory body, or any governmental or administrative interpretation of any thereof (each, a "Law"), including, without limitation, (i) requirements imposed by any governmental or regulatory body which must be satisfied to qualify for Medicare, Medicaid or other health care program reimbursements, and (ii) any and all federal, state and local health care laws, including but not limited to, those laws relating to or covering the methods and ways in which clinical laboratory electronic data information services and other related or incidental services or benefits, if any, are provided to the Providers, the federal Physician Self-Referral Law, 42 U.S.C. Section 1395bb, and the regulations promulgated thereunder (together, the "Stark Law"), similar state physician self-referral laws and regulations (together with the Stark Law, the "Self-Referral Laws"), the Federal Health Care Program Anti-Kickback Law and regulations promulgated thereunder (the "Federal Anti-Kickback Law"), and similar state antikickback laws and regulations (together with the Federal Anti-Kickback Law, the "Anti-Kickback Laws"), the Clinical Laboratory Improvements Act of 1967, as amended, the Federal Food, Drug and Cosmetic Act, as amended, the Public Health Service Act, as amended, HIPAA and BBA, and Federal Aviation Administration regulations, any (IATA) requirements, in each case, having any applicability to the operation of the Collaboration. "Regulatory Change" means any circumstance in which any Federal Health Care Program (as defined under applicable law, including the Medicare and Medicaid programs), payment policy, or rule or policy of any third-party payor, or any other applicable law or policy, or any interpretation thereof, at any time during the term is modified, implemented, threatened to be implemented, or determined to prohibit, restrict or in any way materially change the payment or other terms of this Agreement, or by virtue of the existence of this Agreement has or will have a material adverse affect on the ability of either party to this Agreement to engage in any commercial activity on terms at least as favorable to that party as those reasonably attributable as of the Effective Date.

     "Bad Debts" means the portion of the accounts receivable of the Collaboration determined by the Project Committee to be uncollectible net of any such amounts actually collected.

     "Change in Control" shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have occurred: (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Act")), becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act) directly or indirectly, of securities representing more than 50% of the total voting power represented by SeraCare's or Quest Diagnostics', as the case may be, then outstanding voting securities;
(ii) the shareholders of SeraCare or Quest Diagnostics, as the case may be, shall have approved a recapitalization, reorganization, merger, consolidation or similar transaction, in each case, with respect to which all or substantially all the persons who were the respective beneficial owners of the outstanding shares of capital stock of SeraCare or Quest Diagnostics, as the case may be, immediately prior to such recapitalization, reorganization, merger or consolidation, will directly or indirectly beneficially own less than 50% of the combined voting power of the then outstanding shares of capital stock of SeraCare or Quest Diagnostics, as the case may be, resulting from such recapitalization, reorganization, merger, consolidation or similar transaction; or (iii) the shareholders of SeraCare or Quest Diagnostics, as the case may be, shall have approved the sale or other disposition of all or substantially all the capital stock of SeraCare or Quest Diagnostics, as the case may be, or substantially all of the assets of SeraCare or Quest Diagnostics, as the case may be, in one transaction or in a series of related transactions.

     "Chargeable Costs" means, (i) for SeraCare, Costs in any calendar year up to an aggregate amount equal to *** of gross revenues of the Collaboration for such calendar year; provided that within such annual cap, SeraCare Costs up to an amount equal to *** of gross revenues for any calendar month may be applied against gross revenues in such calendar month and (ii) for Quest Diagnostics, Costs in any calendar year up to an aggregate amount equal to *** of gross revenues of the Collaboration for such calendar year; provided that within such annual cap, Quest Diagnostics Costs up to an amount equal to *** of gross revenues for any calendar month may be applied against gross revenues in such calendar month (it being understood that, with respect to either party, Costs within an applicable annual cap but over the applicable monthly cap may be rolled over to any subsequent month).

     "Costs" means. Variable Costs and Support Costs collectively, each as defined below.

     "Dedicated Employee" means any employee of either Quest Diagnostics or SeraCare who spends all or a portion of his or her time on behalf of the Collaboration whose names are set forth on Schedule I hereto, which schedule shall be reviewed and amended from time to time by the Project Committee.

______________________
*** Confidential information omitted and filed separately with the Securities and Exchange Commission.

     "Governmental Authority" means any government, court, administrative agency or commission or other governmental agency, authority or instrumentality, domestic or foreign, of competent jurisdiction.

     "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, charge, security interest, easement, covenant, right of way, restriction, equity or encumbrance of any nature whatsoever in or on such asset,
(b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

     "Material Adverse Effect" means, with respect to either party, any change in or effect on the business of such party that is or could reasonably be expected to be materially adverse to the business, operations, properties (including intangible properties), condition (financial or otherwise), results of operations, assets, liabilities, regulatory status or prospects of such party or the Collaboration.

     "Net Revenue" for any calendar month means: (a) gross revenue of the Collaboration invoiced in such month (including (x) any invoiced Costs and (y) any milestone, royalty or other payments received from third parties) less (but not below zero) (b) the sum of (1) Chargeable Costs for such month, as determined or adjusted in accordance with Section 2.3, (2) refunds related to rejection of non-conforming product made in such month, (3) Bad Debts incurred or recognized in such month and (4) Partnership Tax Costs for such month.

     "Partnership Tax Costs" shall mean any direct expenses, other than Support Costs, incurred by the Tax Matters Partner (i) to prepare, to circulate among the Partners, and to file a Partnership Tax Return in accordance with Schedule A, (ii) to furnish information to the other Partner regarding (and, to the extent approved by the Project Committee, to respond to) any inquiries, investigations, examinations or audits with respect to such Partnership Tax Return by any Tax authority, (iii) to maintain Tax records in accordance with
Section 4.3 of Schedule A of this Agreement, or (iv) as approved by the Project Committee from time to time. For clarification purposes, Partnership Tax Costs shall not include any amounts that would qualify as Support Costs regardless of whether the Collaboration is treated as a partnership for Tax purposes, such as accounting or legal fees associated with the determination of Chargeable costs, Net Revenue, the amount of any distributions required to be made under the Agreement, or any other determinations that would be required to be made regardless of whether the Collaboration is treated as a partnership for Tax purposes. However, such term may include any additional accounting expenses (that is, in excess of accounting fees described in the preceding sentence) incurred solely to prepare, circulate, or file the Partnership Tax Return.

     "Partnership Tax Return" shall mean a federal or, if applicable, State or local, Tax return required to be filed by the Partnership, including, but not limited to, IRS Form 1065 and the associated Schedules K-1, and, if applicable, any similar State or local Tax return.

     "Permitted Investments" means (i) securities backed by the full faith and credit of the United States of America, (ii) short-term commercial paper rated at least A-1 by S&P and P-1 by Moodys and (iii) interest bearing deposits at a commercial bank whose short-term obligations

(or, in the case of a commercial bank in a holding company system, such holding company's short term obligations) are rated at least A-1 by S&P and P-1 by Moodys (in each case with a maturity no longer than the last business day of the calendar month in which such investment is made).

     "Person" means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental Authority or other entity, and shall include any successor (by merger or otherwise) of such entity.

     "Support Costs" means, to the extent documented as required by this Agreement, (i) a pro rata share of cost, including salary, payroll taxes, benefits programs, and sales commissions of any Dedicated Employee; (ii) all billing, collection, accounting, legal (to the extent incurred after the date of the Agreement or as otherwise agreed to in writing by the parties) and marketing costs related to the Collaboration; and (iii) all other costs mutually agreed by the Project Committee from time to time.

     "Tax" or "Taxes" means any federal, state or local income, franchise, unincorporated business or similar tax that is based upon, measured by, or calculated with respect to net income or profits, including any interest or penalties relating to such taxes. In the event that the Project Committee authorizes international operations pursuant to Section 1.5, such term shall also include foreign taxes imposed with respect to such international operations to the extent provided by the Project Committee.

     "Variable Costs" means, to the extent documented as required by this Agreement (i) fees paid to patient donors, including, donor fees, travel and accommodation costs associated with patient donor travel to plasma collection stations; (ii) referral fees paid to alternative providers of alternative services; (iii) SeraCare standard draw site collection fee of *** per donation; (iv) Quest Diagnostics business unit laboratory support costs of *** per remnant specimen; (v) the direct cost (excluding overhead) of screening and testing (including validation testing performed by Quest Diagnostics on sera pursuant to Section 1.6 hereof), qualifying and processing the plasma collected; and (vi) all direct costs (excluding overhead) incurred by reason of storing, shipping, controlling, packaging and processing the plasma, including freight charges, sales taxes, and standard insurance charges.

          (b) Except as otherwise expressly provided in this Agreement, the following rules of interpretation apply to this Agreement: (i) the singular includes the plural and the plural includes the singular; (ii) "or" and "either" are not exclusive and "include" and "including" are not limiting; (iii) a reference to any agreement or other contract includes permitted supplements and amendments; (iv) a reference to a law includes any amendment or modification to such law and any rules or regulations issued thereunder; (v) a reference to generally accepted accounting principles refers to United States generally accepted accounting principles; (vi) a reference in this Agreement to an Article, Section, Annex, Exhibit or Schedule is to the Article, Section, Annex, Exhibit or Schedule of this Agreement; and (vii) capitalized terms used and not defined in the Annexes, Exhibits or Schedules attached to this Agreement shall have the meanings set forth in this Agreement.
______________________
*** Confidential information omitted and filed separately with the Securities and Exchange Commission.

          (c) Whenever any party makes any representation, warranty or other statement to such party's knowledge, such party will be deemed to have made due inquiry, including due inquiry by any officer or director of such party, into the subject matter of such representation, warranty or other statement.

          Section 8.2  Relationship; Nonexclusive Engagement.  SeraCare
                       -------------------------------------
acknowledges that it is an independent contractor and not an agent, employee or representative of Quest Diagnostics and that neither it nor its personnel is entitled to any Quest Diagnostics' employment rights or benefits including, but not limited to, workers' compensation insurance, disability insurance or any other employee benefits available to Quest Diagnostics employees. This Agreement shall not create any partnership or joint venture between the parties, except to the extent required by law and contemplated by Schedule A hereto.

          Section 8.3  Assignment.  Neither party shall subcontract, assign or
                       ----------
otherwise transfer (by operation of law or otherwise) any portion of its obligations without the prior, written approval of the other party.

          Section 8.4  Entire Agreement, Section Headings.  This Agreement sets
                       ----------------------------------
forth the entire understanding of the parties as to the subject matter covered herein. It supersedes all prior proposals, agreements, understandings, representations and conditions. It may not be changed or amended except by a writing signed on behalf of both parties. Section headings contained in this Agreement are for reference purposes only and shall not affect, in any way, the meaning and interpretation of this Agreement.

          Section 8.5  Force Majeure.  Neither party shall be liable to the
                       -------------
other for failure or delay in the performance of a required obligation if such failure or delay is caused (i) solely by the actions or omissions of the other party, or (ii) by an act of any federal, state or local governmental authority, act of God, strike, riot, fire, flood, lightning, electrical power failure, natural disaster or other similar cause beyond its control. Each party shall immediately provide written notice to the other of any such condition. Either party may terminate this Agreement due to such condition if such force majeure continues for a period of forty-five days.

          Section 8.6  Severability.  If any provision of this Agreement is
                       ------------
found to be invalid, illegal or unenforceable, in whole or in part, by a court of competent jurisdiction, the validity, legality and enforceability of the remaining portion of such provision, and all other provisions shall in no way be affected or impaired thereby.

          Section 8.7  Notices.  Any notices relating to this Agreement shall be
                       -------
in writing and be sent by overnight courier service addressed to the party or at such different address as a party has advised to the other party in writing and shall be deemed given and received when actually received. A copy of any notice to Quest Diagnostics shall also include a notice to its General Counsel, at the same address.

          Section 8.8  Waivers.  Waivers, to be binding, must be in writing and
                       -------
signed by the party whose right is waived. No waiver of the terms of this Agreement or failure by either party to exercise any option, right or privilege on any occasion or through the course of dealing shall be construed to be a waiver of the same or any other provision or right on any other occasion.

          Section 8.9  Governing Law.  This Agreement shall be construed,
                       -------------
interpreted and enforced under the laws of the State of Delaware, without regard to its conflict of laws provisions.

          Section 8.10  Publicity; Use of Name.  Except for any press release to
                        ----------------------
be issued by the parties, the form of which shall be agreed prior to any issuance, neither party shall, without the prior written approval of the other party, make any press release or other public announcement concerning this Agreement or the relationship between the parties contemplated hereby. Neither party may use the name, product names, logos, or trademarks of the other party without the prior written consent of the other party.

          Section 8.11  Execution in Counterparts.  This Agreement and the
                        -------------------------
exhibits and schedules hereto may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first set forth above.

                              QUEST DIAGNOSTICS INCORPORATED

                              By:     /s/ Kenneth R. Finnegan
                              Title:  Corporate Vice President,
                                      Business Development

                              SERACARE, INC.

                              By:     /s/ Barry Plost
                              Title:  President and
                                      Chief Executive Officer

                     LIST OF OMITTED SCHEDULES AND EXHIBITS

The following Schedules and Exhibits to the Collaboration Agreement have been omitted from this Exhibit and shall be furnished to the Commission upon request:

Schedule A  Tax Matters

Schedule I  List of Seracare and Quest Diagnostics Dedicated Employees

Exhibit                  Document
-------                  --------

C                        Form of Patient Consent

D                        Form of Remnant Customer Certification

E                        Form of Weekly Donor Activity Report